Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2015, relating to the financial statements of SCYNEXIS, Inc. appearing in the Annual Report on Form 10-K of SCYNEXIS Inc. for the year ended December 31, 2014 and incorporated by reference in the Prospectus included in Registration Statement No. 333-203314.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

April 22, 2015